Exhibit A

AGREEMENT

The undersigned agree that this Schedule 13D Amendment No. 5, dated July 30, 2026, relating to the Common Units Representing Limited Partner Interests, of KNOT Offshore Partners LP shall be filed on behalf of the undersigned.

July 30, 2026
(Date)

ASTARIS CAPITAL MANAGEMENT LLP By: /s/ Martin Beck
Name: Martin Beck
Title: Partner & Designated Member

ASTARIS CAPITAL MANAGEMENT (UK) LIMITED By: /s/ Martin Beck
Name: Martin Beck
Title: Director

ASTARIS CAPITAL MANAGEMENT (CAYMAN) LIMITED By: /s/ Martin Beck
Name: Martin Beck
Title: Director

ASTARIS SPECIAL SITUATIONS MASTER FUND LIMITED By: /s/ Julie O’Hara
Name: Julie O’Hara
Title: Director

MARTIN BECK By: /s/ Martin Beck